EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159477 on Form S-3 of our report dated February 28, 2011, relating to the consolidated financial statements and financial statement schedules of Wisconsin Power and Light Company and subsidiaries, appearing in this Annual Report on Form 10-K of Wisconsin Power and Light Company for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 28, 2011